UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): September 13, 2013

American Greetings Corporation

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-13859	34-0065325
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One American Road Cleveland, Ohio		44144
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (216) 252-7300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On August 9, 2013, American Greetings Corporation (the “Company”) became a wholly-owned subsidiary of Century Intermediate Holding Company following the closing of the merger contemplated by the terms of an Agreement and Plan of Merger, dated March 29, 2013, as amended, among the Company, Century Intermediate Holding Company, and Century Merger Company. In connection with the merger, the Company paid one-time bonus awards to a number of employees based on their significant contributions to, and additional work for, the Company in connection with the merger and the over ten month process leading to the closing of the merger. One of these employees was Stephen J. Smith, the Senior Vice President and Chief Financial Officer, and a named executive officer, of the Company, who received a one-time bonus award of $1 million on September 13, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

American Greetings Corporation (Registrant)

By:	/s/ Christopher W. Haffke
Christopher W. Haffke
Vice President, General Counsel and Secretary

Date:     September 18, 2013